Exhibit 32(b)

TXU US Holdings Company

Certificate Pursuant to Section 906

of Sarbanes – Oxley Act of 2002

CERTIFICATION OF CFO

The undersigned, Kirk R. Oliver, Executive Vice President and Chief Financial Officer of TXU US Holdings Company (the “Company”), DOES HEREBY CERTIFY that:

1.	The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2005 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 16th day of May, 2005.

/s/ Kirk R. Oliver
Name: Kirk R. Oliver
Title: Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to TXU US Holdings Company and will be retained by TXU US Holdings Company and furnished to the Securities and Exchange Commission or its staff upon request.